                                                                   Exhibit 10.26
                               TAKEOVER AGREEMENT

     THIS TAKEOVER AGREEMENT (this "Agreement") is made and entered into by and between NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation ("NeXstar") and XENOMETRIX, INC., a Delaware corporation ("Xenometrix").

                                    Recitals

     A. Project; Landlord. NeXstar and Xenometrix are currently tenants of a certain building located at 2860 Wilderness Place, Boulder, Colorado (the "Project"), which is owned by Wilderness Place, Ltd., a Colorado limited partnership ("Landlord"). Xenometrix is currently leasing a portion of the Project (the "Property") from Landlord pursuant to an Industrial Real Estate Lease (the "Xenometrix Lease"), dated January 8, 1993, and NeXstar is leasing the remainder of the Project. According to Landlord, the Xenometrix Lease has been assigned for security to the lender holding a first priority deed of trust on the Project (the "First Mortgagee").

     B. Basic Transaction. NeXstar is in need of additional office space and desires to occupy the entire Project. Xenometrix is willing, subject to the terms and conditions of this Agreement, to terminate the Xenometrix Lease so that NeXstar can enter into a Lease with Landlord for the Property.

     C. Consideration. The consideration for this Agreement is the mutual promises and covenants set forth in this Agreement, the New NeXstar Lease (as defined below), and the Termination Agreement (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Xenometrix and NeXstar hereby agree as follows:

                                   Agreement

     1. Effective Date. The "Effective Date" shall mean the date of the occurrence of the last of the four Conditions, as hereinafter defined.

     2.  Conditions.  The "Conditions" shall mean all of the following:

         (a) Termination Agreement. Xenometrix and Landlord enter into an agreement which provides for the termination of the Xenometrix Lease, in form and substance satisfactory to Xenometrix in its sole discretion (the "Termination Agreement").

         (b) New Space Lease. Xenometrix enters into a lease or other arrangement for space to replace the Property ("New Space"), in form and substance satisfactory to Xenometrix in its sole discretion (the "New Space Lease").

         (c) New NeXstar Lease. Landlord and NeXstar enter into a lease for the Property (the "New NeXstar Lease"), in form and substance satisfactory to NeXstar in its sole discretion.

         (d) Consent of First Mortgagee. Landlord obtains the First Mortgagee's consent to the Termination Agreement.

     3.  Notice of Satisfaction of Conditions.   Xenometrix shall give notice to
NeXstar of the occurrence of each of the Conditions described in Section 3(a) and Section 3(b), within three business days after such occurrence. NeXstar shall give notice to Xenometrix of the occurrence of the Condition described in
Section 3(c), within three business days after such occurrence. Xenometrix shall give notice to NeXstar of the occurrence of the Condition described in
Section 3(d) within three business days after Xenometrix receives notice of such occurrence from Landlord. Xenometrix and NeXstar each shall keep the other reasonably informed with respect to progress towards the satisfaction of the Conditions and notify the other if it appears that any of the Conditions will not be satisfied, but neither party shall have any liability to the other with respect to the frequency or adequacy of such information.

     4. Termination of this Agreement. If all of the Conditions do not occur on or prior to July 31, 1996, then this Agreement shall be null and void.

     5. Termination Date. The "Termination Date" shall mean the date designated as such in a notice given by Xenometrix to NeXstar, which notice shall be given no more than 120 days after the Effective Date and no less than five days prior to the Termination Date. The Termination Date shall be no later than November 15, 1996.

     6. Progress Notices. The parties anticipate that the Termination Date will be September 15, 1996; however, the date designated pursuant to Section 5 hereof shall be the actual Termination Date. From and after the Effective Date, upon the request of NeXstar, Xenometrix agrees to give to NeXstar periodic reports on the progress of construction of the New Space in order that NeXstar will have a better idea of the likely timing of the Termination Date, but shall have no liability to NeXstar with respect to the timeliness or adequacy of such information.

     7.  Payment.  NeXstar agrees to make the following payments to Xenometrix:

         (a) $360,000, payable in six quarterly installments of $60,000 each, beginning on the later of the Termination Date or September 30, 1996 and continuing on the last day of each calendar quarter thereafter (December 31, March 31, June 30, and September 30) through the fourth quarter of 1997.

         (b) Reimbursement of Xenometrix' actual costs for relocating to the New Space, up to a maximum of $18,000. Payment by NeXstar under this
     Section 7(b) shall
     be made within ten (10) business days after NeXstar receives an invoice and copies of receipts for such costs from Xenometrix.

         (c) $700,000 to pay toward Xenometrix' costs for leasehold improvements in the New Space. Payment by NeXstar under this Section 7(c) shall be made within ten business days after the Termination Date.

     8. Letter of Credit. NeXstar agrees to furnish to the Landlord for the New Space (the "New Space Landlord"), and maintain until July 31, 2002, an irrevocable letter of credit (the "Letter of Credit"), in the initial amount of $204,246, issued by Norwest Bank and on the terms and conditions as required under the New Space Lease as provided in Exhibit A attached hereto. The amount available to be drawn under the Letter of Credit may be reduced on the dates set forth on Attachment 4 hereto, or at any time thereafter, to the amounts set forth on Attachment 4 attached hereto opposite such dates. In addition:

         (a) If the New Space Landlord draws against the Letter of Credit on account of a default or alleged default by Xenometrix under the New Space Lease, Xenometrix shall reimburse NeXstar for the amount of such draw to the extent that NeXstar is not reimbursed by the New Space Landlord.
     Such reimbursement shall be made within five business days after such draw by the New Space Landlord. If such reimbursement is not made by either the New Space Landlord or Xenometrix within five business days after such draw, Xenometrix shall pay NeXstar interest on the amount outstanding, with such interest to be calculated from the date of such draw at a rate equal to the lesser of (1) the maximum rate permitted by law or (2) the U.S. prime rate as listed in the Wall Street Journal on the date of the draw plus 2%.

         (b) If at any time Xenometrix receives any funds drawn by the New Space Landlord under the Letter of Credit which have not previously been reimbursed to NeXstar, it shall remit the same to NeXstar within five business days after receipt. If at any time NeXstar receives any funds on account of the Letter of Credit previously reimbursed to NeXstar by Xenometrix, NeXstar shall remit the same to Xenometrix within five business days after receipt.

         (c) Xenometrix agrees to fulfill its obligations pursuant to the New Space Lease and not to commit any default pursuant to the terms of the New Space Lease.

         (d) Xenometrix shall use its best efforts to notify NeXstar as soon as possible after the New Space Landlord claims any default by Xenometrix under the New Space Lease or threatens to draw on the Letter of Credit and, in any event, within 48 hours after Xenometrix receives any notice of default under the New Space Lease from the New Space Landlord, Xenometrix shall deliver a copy thereof to NeXstar.

         (e) Other than NeXstar's specific obligations to provide the Letter of Credit as set forth in this Agreement, NeXstar shall have no obligations to the New Space Landlord in connection with the matters set forth in this Agreement and NeXstar makes no guarantee to the New Space Landlord in connection with any of Xenometrix's obligations.

     9. Surrender of Property. After the Effective Date and on or prior to the Termination Date, Xenometrix shall vacate the Property and surrender the Property to Landlord, broom clean and in the condition existing on the date of the Termination Agreement except for ordinary wear and tear to the Termination Date. The Termination Agreement shall provide as follows:

     Landlord shall not require Xenometrix to remove any alterations, additions or improvements (whether or not made with Landlord's consent) made prior to the date of the Termination Agreement. All alterations, additions and improvements not removed by Xenometrix on or prior to the Termination Date shall become Landlord's property. Xenometrix shall have the right to remove from the Property (a) all of its machinery, equipment and furnishings, and (b) all of the fixtures described on Exhibit B attached hereto. Xenometrix shall repair, at Xenometrix' expense, any damage to the Property caused by the removal of any such machinery, equipment, furnishings and fixtures. Notwithstanding the preceding sentence, Xenometrix shall not be obligated to repair any portion of the Property which is intended to be renovated pursuant to the terms of the New NeXstar Lease. This section shall supersede any conflicting provisions of the Xenometrix Lease.

In addition, Xenometrix shall do any legally required radioactive and biohazard decommissioning as follows: Xenometrix shall submit its plan for such decommissioning to the State of Colorado Department of Health, with a copy to NeXstar, on or before July 15, 1996. Promptly after receipt of approval from such Department, Xenometrix shall notify NeXstar and promptly implement such plan in accordance with such approval and in the manner required by law.

     10. Representation and Warranty by Xenometrix. As a material inducement to NeXstar to enter into this Agreement, Xenometrix represents and warrants that:

         (a) It is a corporation, duly organized and validly existing under the laws of the State of Delaware, and it has all of the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) The execution, delivery and performance of this Agreement have been duly authorized by all appropriate corporate action.

         (c) Subject to entry into the Termination Agreement, neither this Agreement nor the consummation of the transactions contemplated hereunder will result in any breach of or contravention of any contract or obligation to which it is a party.

     11. Representation and Warranty of NeXstar. As a material inducement to Xenometrix to enter into this Agreement, NeXstar represents and warrants that:

         (a) It is a corporation, duly organized and validly existing under the laws of the State of Delaware, and it has all of the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) The execution, delivery and performance of this Agreement have been duly authorized by all appropriate corporate action.

         (c) Subject to entry into the New NeXstar Lease, neither this Agreement nor the consummation of the transactions contemplated hereunder will result in any breach of or contravention of any contract or obligation to which it is a party.

     12. Environmental Condition. On or before the Termination Date, Xenometrix shall (a) properly remove from the Property all biological and radioactive materials which Xenometrix brought onto the Property and any other environmentally hazardous materials which Xenometrix brought onto the Property, and (b) leave the Property free from any biological or radiological or other contamination caused by Xenometrix. Xenometrix shall indemnify and hold NeXstar harmless from any loss, cost, claim or expense, including, without limitation, attorneys fees, arising out of the failure to do so. NeXstar shall have the right to enforce the covenant and indemnity in this Section 12 following the Termination Date, but only to the extent it makes a claim, which identifies a specific environmental problem arising out of the violation by Xenometrix of the first sentence of this Section 12, prior to the earlier of the date which is 60 days after the Termination Date or the date on which NeXstar begins to conduct any of its business operations at the Property.

     13. Expenses. Each party will be responsible for its own expenses (including but not limited to legal, accounting and other professional fees, brokerage commissions, and finders fees) incurred in connection with this
Agreement and the transactions contemplated hereunder.   The parties agree to
indemnify and hold each other harmless from any claims for costs or expenses covered under this Section 13.

     14. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof.

     15. Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding only if such amendment or waiver is set forth in a writing executed by both parties hereto. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     16. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by overnight delivery service, or mailed by first class mail, return receipt requested, and addressed as follows:

         If to NeXstar:     NeXstar Pharmaceuticals, Inc.
                            2860 Wilderness Place
                            Boulder, CO  80301
                            Attn:  Mike Hart
                            Fax No.  (303) 444-0672

         If to Xenometrix:  Xenometrix, Inc.
                            2860 Wilderness Place
                            Boulder, CO  80301
                            Attn:  Ronald Hendrick
                            Fax No.  (303) 447-1758

or such other address as a party may have previously given notice pursuant to this Section 16.

     17. Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

     18. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     19. Dispute Resolution. The parties will use their good faith best efforts to resolve any disputes that may arise between them in connection with this Agreement or their performance hereunder. In the event the parties are unable to resolve any such dispute by negotiation, the dispute shall be submitted to binding arbitration before a single arbitrator in Boulder, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall award the prevailing party its reasonable costs incurred in connection with the arbitration, including, without limitation, attorney fees and expert witness fees, in addition to any other damages or relief. The decision of the arbitrator shall be final, binding and not subject to appeal, and shall be enforceable by any court of competent jurisdiction. The provisions of this section shall not apply with respect to the payment obligations of NeXstar in Section 7 of this Agreement or of Xenometrix in
Section 8(a) of this Agreement. The prevailing party shall be entitled to reasonable costs incurred in connection with the enforcement of such payment obligations, including, without limitation, attorney fees and expert witness fees.

     20. Governing Law. The law of the State of Colorado will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     21. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

     22. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     23. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party but all such counterparts taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                           NEXSTAR PHARMACEUTICALS, INC., a
                                           Delaware corporation


                                           By: /s/ Michael E. Hart
                                              -----------------------
                                           Michael E. Hart

                                           Title:  V.P.  C.F.O.


                                           XENOMETRIX, INC., a Delaware
                                           corporation


                                           By: /s/ Ronald L. Hendrick
                                              -----------------------
                                           Ronald L. Hendrick

                                           Title: V.P. & C.F.O.

                                   Exhibit A
                                       to
                               Takeover Agreement

                             Letter of Credit Terms

     Letter of Credit. Contemporaneous with its execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit in the initial amount of $204,246 in the form of Attachment 3 hereto and issued by a financial institution reasonably acceptable to Landlord (the "Letter of Credit"). The Letter of Credit (or one more substitutions therefor or renewals thereof) shall remain in effect throughout the primary term of this Lease, provided that the amount which Landlord shall be entitled to draw under the Letter of Credit shall be reduced on each anniversary of the Commencement Date to the amounts set forth on Attachment 4 attached hereto. The Letter of Credit is given to Landlord as financial assurance for Tenant's timely performance of its obligations of this Lease, and may be drawn upon by Landlord to pay any amounts owed by Tenant to Landlord under the Lease following the occurrence of an Event of Default. The Letter of Credit shall be able to be drawn in the Denver Metropolitan Area. Any draw made by Landlord under the Letter of Credit, or application of Letter of Credit proceeds to amounts owed by Tenant, shall not operate to cure any Event of Default which has occurred under the Lease.

                                   Exhibit B
                                       to
                               Takeover Agreement

              Xenometrix Fixtures to be Removed from the Property




DESCRIPTION                             QUANTITY  LOCATION(S)
Scott paper towel dispenser                10        varied
Dual skullery sink                         1         mfg.
Barnstead H2O purifier                     1         mfg.
Premier phone system                       1         comm.
Premier phones                             26        varied
GE 22V switch                              2         mfg.
Chain link fence                           all       varied
Artic cold room                            1         receiving
Dual stainless sink & fixtures             4         varied
Fume hoods                                 4         varied
Blowers                                    2         interstitial
Sanifresh soap dispenser                   7         varied
Regency security system                    1         comm.
Haws eye wash station                      2         lab
Elkay drinking fountain                    1         lab
Single stainless sink with fixtures        3         lab
Book shelves                               1         library
Shelving attached                          all       varied
Fire extinguishers                         4         varied
HEPA filters ceiling grid type             2         tissue culture
10" stainless dual sinks w/fixtures        1         glassware
Casework                                   all       varied
Cubicle panels                             all       varied

                                  ATTACHMENT 3

                                LETTER OF CREDIT


NORWEST BANK COLORADO, NA
LETTER OF CREDIT DEPARTMENT
1740 BROADWAY
ONE NORWEST CENTER
DENVER, CO 80274-8685
TELEX NUMBER 168118 NBI DVR
SWIFT ADDRESS:  NWNBUS55
PHONE (303) 863-6424, FAX (303) 863-4898

IRREVOCABLE STANDBY LETTER OF CREDIT

OUR REFERENCE NUMBER:  %LCNBR
JULY 01, 1996

     BENEFICIARY:
FLATIRONS COTTONWOOD INC.
C/O TRAMMELL CROW COMPANY
7573 EAST HAMPDEN AVE.
SUITE 650
DENVER, CO 80231-4845

GENTLEMEN;


AT THE REQUEST OF:    NEXSTAR PHARMACEUTICALS, INC.
                      2860 WILDERNESS PLACE
                      BOULDER, CO 80301

AND FOR THE ACCOUNT OF :   SAME

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER %LCNBR WHICH IS AVAILABLE BY PAYMENT AGAINST BENEFICIARY'S
DRAFT(S) AT SIGHT, DRAWN ON NORWEST BANK COLORADO, NATIONAL ASSOCIATION.

THIS CREDIT IS FOR AN AGGREGATE AMOUNT NOT TO EXCEED A TOTAL OF U.S. DOLLAR 204,246.00 (TWO HUNDRED FOUR THOUSAND TWO HUNDRED FORTY SIX AND NO/100 USDLRS). DRAFTS SUBMITTED MUST BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

     1. BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER STATING: "THE AMOUNT PRESENTED BY THE DRAFT ACCOMPANYING THIS STATEMENT IS THE AMOUNT OWED TO FLATIRONS COTTONWOOD, INC., A DELAWARE CORPORATION ON ACCOUNT OF AN EVENT OF DEFAULT AS DEFINED IN THE LEASE DATED JULY 1996 BY AND BETWEEN FLATIRONS COTTONWOOD, INC. AS LANDLORD AND XENOMETRIX AS TENANT. THIS DRAW IS PURSUANT TO A LETTER OF CREDIT ESTABLISHED BY NEXSTAR PHARMACEUTICALS, INC."

     2.  THIS ORIGINAL LETTER OF CREDIT FOR ENDORSEMENT.

SPECIAL CONDITIONS:
     PARTIAL DRAWINGS ARE PERMITTED.

     THIS LETTER OF CREDIT IS TRANSFERABLE ONLY BY NORWEST BANK COLORADO, NATIONAL ASSOCIATION UPON RECEIPT OF OUR COMPLETED TRANSFER FORM AND ORIGINAL LETTER OF CREDIT FOR ENDORSEMENT. ADVICE OF COMPLETED TRANSFER WILL BE FORWARDED TO APPROPRIATE PARTIES. ALL CHARGES CONNECTED TO THE TRANSFER ARE FOR THE ACCOUNT OF THE BENEFICIARY. TRANSFER CHARGE .25 PERCENT OF TRANSFERRED AMOUNT, MINIMUM USD 125.00. THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE ONLY.

EXPIRES AT OUR COUNTERS AT 3:00 PM DENVER TIME ON JULY 31, 2002.

ALL DRAFTS MUST BE MARKED: DRAWN UNDER NORWEST BANK COLORADO, NATIONAL ASSOCIATION, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER %LCNBR.

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT IF DULY PRESENTED (TOGETHER WITH THE DOCUMENTS AS SPECIFIED) TO NORWEST BANK COLORADO, NA, 1740 BROADWAY, ATTN: LETTER OF CREDIT DEPARTMENT, DENVER, CO 80274-8685 ON OR BEFORE THE EXPIRY DATE.

THIS CREDIT IS ISSUED SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

FOR INFORMATION PURPOSES ONLY:
THE DRAWINGS HEREUNDER SHALL NOT, IN THE AGGREGATE EXCEED THE STATED AMOUNT, AND EACH DRAWING SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

NORWEST BANK COLORADO, NATIONAL ASSOCIATION
BY:


- ----------------------------  -----------------------------
(AUTHORIZED SIGNATURE)        (AUTHORIZED SIGNATURE)

**********************************************************************

THIS EXAMPLE IS BEING PROVIDED AS AN ACCOMODATION UPON REQUEST AND IS DELIVERED WITHOUT REPRESENTATION OR WARRANTY.
(LETTER 207       --06/25/96)

THIS EXAMPLE IS APPROVED BY:
AUTHORIZED SIGNER(S) FOR:

                                        DATE:
- ----------------------------------------     --------------

                                        DATE:
- ----------------------------------------     --------------

                                ATTACHMENT 4


                       Date             Letter of Credit Amount
                       ----             -----------------------

                       July 1, 1996           $204,246.00
                       July 1, 1997           $171,125.03
                       July 1, 1998           $138,004.06
                       July 1, 1999           $104,883.09
                       July 1, 2000           $71,762.12
                       July 1, 2001           $38,641.23
                       July 1, 2002           $5,520.27